UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2021

AVIDITY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10975 N. Torrey Pines Road, Suite 150

La Jolla, California 92037

(Address of principal executive offices) (Zip Code)

(858) 401-7900

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On January 8, 2021, Avidity Biosciences, Inc. (the “Company”) announced pipeline goals for 2021 and a research collaboration with MyoKardia, Inc., a wholly-owned subsidiary of Bristol Myers Squibb.

2021 Pipeline Goals

•	In the second half of 2021, the Company plans to initiate a Phase 1/2 clinical study of AOC 1001 in adults with myotonic dystrophy type 1 (“DM1”).

•

AOC FSHD is a therapeutic program in development for the treatment of facioscapulohumeral muscular dystrophy (“FSHD”). In 2021, the Company plans to advance the program into IND-enabling studies. In 2022, the Company plans to submit a regulatory filing to support a clinical trial.

•

AOC DMD is a therapeutic program in development for the treatment of Duchenne muscular dystrophy (“DMD”). The Company has expanded its efforts for this indication and is now advancing three programs for DMD which target different mutations that are amenable to skipping, including Exon 44, Exon 51 and Exon 45. The Company’s lead AOC in development for DMD targets Exon 44. In 2022, Avidity plans to submit a regulatory filing to support a clinical trial.

•

AOC Muscle Atrophy is a therapeutic program in development for the treatment of muscle atrophy (“MA”). During 2021, Company researchers will evaluate AOCs in multiple disease models of MA to identify an optimal development path.

Research Collaboration with MyoKardia, a Wholly-Owned Subsidiary of Bristol Myers Squibb

•

The Company has entered into a research collaboration with MyoKardia, a wholly-owned subsidiary of Bristol Myers Squibb, to demonstrate the potential utility of AOCs in cardiac tissue by leveraging MyoKardia’s genetic cardiomyopathy platform including, among other aspects, its novel target discovery engine and proprietary cardiac disease models.

Forward-Looking Statements

The Company cautions readers that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential to develop a meaningful pipeline of novel AOC therapeutics; the initiation of a Phase 1/2 clinical trial of AOC 1001 in patients with DM1 and the timing thereof; the Company’s plans to advance the AOC FSHD and AOC DMD programs and submit regulatory filings to support clinical trials and the expected timing thereof; the advancement of three programs for DMD and potential development for AOC MA; the potential to identify new targets beyond the muscle that can be targeted with the Company’s AOC approach, including cardiac tissue under the MyoKardia collaboration; the future expansion of the Company’s AOC platform; and the broad potential of AOCs to treat serious diseases. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company is early in its development efforts and all of its development programs are in the preclinical or discovery stage; the Company’s approach to the discovery and development of product candidates based on its AOC platform is unproven, and the Company does not know whether it will be able to develop any products of commercial value; potential delays in the commencement, enrollment and completion of clinical trials; disruption to the Company’s operations from the COVID-19 pandemic; the success of the Company’s preclinical studies and clinical trials for its product candidates; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the Company may not be able to show utility of its AOCs in cardiac or other tissue and it may not realize any benefits from the MyoKardia collaboration; the Company’s dependence on third parties in connection with preclinical testing and product manufacturing; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; regulatory developments in the United States and foreign countries, including acceptance of INDs and similar foreign regulatory filings and the Company’s proposed design of future clinical trials; risks related to integration of new management personnel; and other risks described in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: January 8, 2021	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial Officer